Exhibit 99.1

InsPro Technologies Corporation Announces Second Quarter 2013 Financial Results

Radnor, PA – August 14, 2013 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of Life and Health core policy administration software that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs, today announced its financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

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Revenues from continuing operations increased 40% to $4,296,755 in the second quarter of 2013, compared to $3,069,233 in the second quarter of 2012 primarily due to $1,275,000 of license fees recognized upon the completion of the implementation of InsPro Enterprise™ for two clients combined with increased ASP/Hosting and maintenance revenues.

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Loss from continuing operations was $26,838 in the second quarter of 2013, compared to a loss of $714,463 in the second quarter of 2012.  The results from continuing operations in 2013 were favorably impacted by the growth in revenue partially offset by higher expenses.

●
Net loss was $37,439 in the second quarter of 2013, compared to net loss of $5,243,403 in the second quarter of 2012.  The second quarter 2013 net loss included a non-cash loss on the change of the fair value of warrant liability of $102,400 while the second quarter 2012 net loss included a non-cash loss of $4,632,623 on the change in the fair value of the warrant liability.

Year-to-Date 2013 Highlights

●
Revenues from continuing operations increased 63% to $8,889,578 in the first half of 2013, compared to $5,462,160 in the first half of 2012 primarily due to $2,475,000 of license fees recognized upon the completion of the implementation of InsPro Enterprise for three clients combined with increased professional services, ASP/Hosting and maintenance revenues.

●	Loss from continuing operations was $91,630 in the first half of 2013, compared to a loss of $1,458,980 in the first half of 2012.

●
Net loss was $275,931 in the first half of 2013, compared to net loss of $5,710,200 in the first half of 2012.  The first half 2013 net loss included a non-cash loss on the change of the fair value of warrant liability of $382,199 while the first half 2012 net loss included a non-cash loss of $4,508,078 on the change in the fair value of the warrant liability.

Anthony R. Verdi, Chief Executive Officer, stated, “We are pleased with the growth in both our client base and revenue.  The financial results for the first half of the year met our expectations and we continued to invest heavily in InsPro Enterprise™ product development.  The breadth and depth of product support of the InsPro Enterprise platform is expanding with particular recent emphasis on Annuities and UL as well as True Group. We are encouraged by the growing market interest in our technology.  The combination of broader product support and the increase in TPA channel partners is expanding the addressable market for our unique technology.  We remain optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end web-based policy administration system used by insurance carriers and third party administrators.  By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$4,296,755	$3,069,233	$8,889,578	$5,462,160

Cost of revenues	3,054,759	2,795,255	6,427,135	4,998,316

Gross profit	1,241,996	273,978	2,462,443	463,844

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	671,391	593,626	1,323,355	1,155,204
Advertising and other marketing	93,898	27,785	150,070	60,317
Depreciation and amortization	39,262	39,436	77,475	70,159
Rent, utilities, telephone and communications	98,969	90,377	192,391	181,701
Professional fees	174,646	106,744	441,824	208,502
Other general and administrative	190,668	130,473	368,959	246,941

Total selling, general and administrative expenses	1,268,835	988,441	2,554,073	1,922,824

Loss from operations	(26,838)	(714,463)	(91,630)	(1,458,980)

Gain from discontinued operations	101,005	116,434	214,759	270,276

Other income (expense):
Loss on the change of the fair value of warrant liability	(102,400)	(4,632,623)	(382,199)	(4,508,078)
Interest income	-	1,305	-	3,589
Interest expense	(9,206)	(13,957)	(16,861)	(17,007)

Total other income (expense)	(111,606)	(4,645,275)	(399,060)	(4,521,496)

Net loss	$(37,439)	$(5,243,304)	$(275,931)	$(5,710,200)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.00)	$(0.13)	$(0.02)	$(0.15)
Gain from discontinued operations	0.00	0.00	0.01	0.01
Net loss per common share	$-	$(0.13)	$(0.01)	$(0.14)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash	$2,730,609	$3,347,689
Accounts receivable, net	1,622,751	1,706,414
Prepaid expenses	449,475	236,719
Other current assets	1,409	1,723
Assets of discontinued operations	38,145	63,519

Total current assets	4,842,389	5,356,064

Property and equipment, net	1,161,949	1,422,043
Other assets	70,000	70,000

Total assets	$6,074,338	$6,848,107

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$617,484	$551,985
Accounts payable	1,019,078	1,561,403
Accrued expenses	498,169	523,324
Current portion of capital lease obligations	59,519	61,849
Deferred revenue	1,292,659	1,680,833

Total current liabilities	3,486,909	4,379,394

LONG TERM LIABILITIES:
Warrant liability	614,399	225,000
Capital lease obligations	51,261	83,510

Total long term liabilities	665,660	308,510

Total liabilities	4,152,569	4,687,904

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized) Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,309,378 and 3,297,378 shares issued and outstanding (liquidation value $9,928,134 and $9,892,134, respectively)	6,617,812	6,617,812
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,354,835	43,317,338
Accumulated deficit	(50,956,525)	(50,680,594)

Total shareholders’ equity	1,921,769	2,160,203

Total liabilities and shareholders’ equity	$6,074,338	$6,848,107

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30
	2013	2012
Cash Flows From Operating Activities:
Net (loss) income	$(275,931)	$(5,710,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	346,814	461,756
Stock-based compensation	37,497	50,754
Loss on change of fair value of warrant liability	382,199	4,508,078
Changes in assets and liabilities:
Accounts receivable	83,663	(840,442)
Prepaid expenses	(103,276)	(205,107)
Other current assets	314	(26,157)
Accounts payable	(542,325)	386,327
Accrued expenses	(25,155)	2,376
Deferred revenue	(388,174)	1,120,744
Assets of discontinued operations	25,374	70,961

Net cash used in operating activities	(459,000)	(180,910)

Cash Flows From Investing Activities:
Purchase of property and equipment	(86,720)	(438,557)

Net cash used in investing activities	(86,720)	(438,557)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	36,000	-
Fees paid in connection with sale of preferred stock and warrants	(28,800)	-
Gross proceeds from notes and loans payable	-	118,206
Payments on notes payable	(43,981)	(21,317)
Payments on capital leases	(34,579)	(57,659)

Net cash (used) provided by financing activities	(71,360)	39,230

Net decrease in cash	(617,080)	(580,237)

Cash - beginning of the period	3,347,689	3,702,053

Cash - end of the period	$2,730,609	$3,121,816